United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934

February 15, 2011
(Date of Report)

China Ceetop.com, Inc.
(Exact name of registrant as specified in its charter)

Oregon	000-32629	98-0408707
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

A2803, Lianhe Guangchang, 5022 Binhe Dadao, Futian District, Shenzhen, China	518033
(Address of principal executive offices)	(Zip Code)

(86-755) 3336-6628
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant.

Dismissal of M&K CPAS, PLLC

On February 15, 2011, the Company dismissed M&K CPAS, PLLC (“M&K”) as its principal independent accountant.  M&K report on the Company’s financial statements for the year ended December 31, 2009 did not contain an adverse opinion or disclaimer of opinion. The Board of Directors approved the decision to dismiss M&K as the Company’s principal independent accountant. During the Company’s recent fiscal year and through the date of M&K dismissal, there were no disagreements with M&K on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of M&K, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

As of the date of this Current Report, the Company has provided M&K with a copy of the disclosures it is making in response to this Item 4.01. The Company has requested that M&K furnish, and did furnish a letter addressed to the SEC stating whether it agrees with the statements made by the Company in response to this Item 4.01 of this Current Report and, if not, stating the respects in which it does not agree (the “M&K Letter”). A copy of the M&K Letter is filed as Exhibit 16.1 to this Current Report.

Engagement of MSPC Certified Public Accountants and Advisors, a Professional Corporation

On February 15, 2011 the Company retained CLEMENT C. W. CHAN & CO to serve as the Company’s principal independent accountant.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2011	CHINA CEETOP.COM, INC.
/s/ Weiliang Liu
Weiliang Liu
President